Exhibit 99.1

Item 8. Financial Statements and Supplementary Data

Independent Auditor’s Report

To the Board of Directors and Stockholders of
Terasquare Co., Ltd.

We have audited the accompanying financial statements of Terasquare Co., Ltd, which comprise the balance sheets as of December 31, 2014 and 2013, and the related statement of operations, changes in stockholders’ deficit and cash flows for the years then ended.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terasquare Co., Ltd as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Yeil Accounting Corporation
Seoul, Korea
December 3, 2015

Terasquare Co., Ltd.
Balance sheets
December 31, 2014

(in Korean Won)	December 31
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents (Note 3)	153,552,629	321,451,039
Restricted Cash (Note 3)	311,803,037	74,130,334
Short-term financial instruments (Note 4)	156,479,966	551,809,428
Account receivable	28,732,330	33,901,612
Advance payments	28,704,837	16,896,000
Prepaid expenses	999,186	911,100
Prepaid income taxes	1,352,720	5,344,474
Total current assets	681,624,705	1,004,443,987
Property and equipment, net (Note 5)	42,211,845	68,281,368
Intangible assets, net	3,199,810	-
Other non-current assets (Note 6)	144,879,000	144,879,000
Total assets	871,915,360	1,217,604,355

LIABILTIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Account payables	294,061,877	72,457,703
Withholdings	20,270,880	14,106,400
Unearned government grant	311,803,037	74,130,334
Accrued expenses	16,790,875	17,552,235
Total current liabilities	642,926,669	178,246,672
Redeemable convertible preferred stock (Note 7)	5,483,661,960	4,493,829,050
Total liabilities	6,126,588,629	4,672,075,722
Commitments and contingencies
Stockholders' deficit
Capital stock (Note 8)	399,997,500	399,997,500
Accumulated deficit (Note 9)	(5,654,670,769)	(3,854,468,867)
Total stockholders’ deficit	(5,254,673,269)	(3,454,471,367)
Total liabilities and stockholders’ deficit	871,915,360	1,217,604,355

The accompanying notes are an integral part of these financial statements.

Terasquare Co., Ltd.
Statements of operations
December 31, 2014

(in Korean Won)	Years Ended December 31
	2014	2013

Revenues	135,288,487	64,500,000
Cost of sales	-	-
Gross profit	135,288,487	64,500,000
Operating expenses
Research and development expense (Note 10)	678,357,367	1,405,378,459
Selling, general and administrative expense (Note 11)	1,269,800,381	951,561,398
Total operating expenses	1,948,157,748	2,356,939,857
Loss from operations	(1,812,869,261)	(2,292,439,857)
Interest income, net	9,504,061	37,171,969
Other income (expense), net	3,163,298	(4,734,155)
Net and comprehensive loss	(1,800,201,902)	(2,260,002,043)

The accompanying notes are an integral part of these financial statements.

Terasquare Co., Ltd.
Statements of changes in stockholders’ deficit
December 31, 2014

(in Korean Won)	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
January 1, 2013	2,666,650	266,665,000	(1,594,266,824)	(1,327,801,824)
Increase of capital stock without consideration	1,333,325	133,332,500	-	133,332,500
Net loss	-	-	(2,260,002,043)	(2,260,002,043)
December 31, 2013	3,999,975	399,997,500	(3,854,468,867)	(3,454,471,367)
Net loss	-	-	(1,800,201,902)	(1,800,201,902)
December 31, 2014	3,999,975	399,997,500	(5,654,670,769)	(5,254,673,269)

The accompanying notes are an integral part of these financial statements.

Terasquare Co., Ltd.
Statements of cash flows
December 31, 2014

(in Korean Won)	Years Ended December 31
	2014	2013

Cash flows from operating activities:
Net loss	(1,800,201,902)	(2,260,002,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	32,564,433	50,866,142
Provision for severance and retirement benefits	44,053,517	52,078,225
Research and development cost	-	556,756,165
Changes in operating assets and liabilities:
Account receivable	5,169,282	(2,849,286)
Advance payments	(11,808,837)	(14,190,000)
Prepaid expenses	(88,086)	(449,031)
Prepaid income tax	3,991,754	(5,344,474)
Account payable	177,550,657	(36,291,086)
Accrued expenses	(761,360)	(3,046,976)
Advance from customers	-	(289,000)
Withholdings	6,164,480	(93,160)
Net cash used in operating activities	(1,543,366,062)	(1,662,854,524)
Cash flows from investing activities:
Proceeds from sale of short-term financial instruments	395,329,462	538,190,572
Proceeds from termination of leasehold agreement	-	27,288,450
Purchase of property and equipment	(6,494,910)	(14,544,773)
Purchase of intangible assets	(3,199,810)	-
Net cash provided by investing activities	385,634,742	550,934,249
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock	989,832,910	-
Net cash provided by financing activities	989,832,910	-
Net decrease in cash and cash equivalents	(167,898,410)	(1,111,902,275)
Cash and cash equivalents at beginning of year	321,451,039	1,433,371,314
Cash and cash equivalents at end of year	153,552,629	321,451,039

The accompanying notes are an integral part of these financial statements.

Terasquare Co., Ltd.
Notes to the financial statements
December 31, 2014

1.	General information

Terasquare Co., Ltd (“The Company”) was incorporated on December, 2010 under the laws of the Republic of Korea to design and sell semiconductors.

The Company’s business is made up of industry leading 100Gbps+ datacom solutions for Ethernet, Fiber Channel, and Infiniband Data Center connectivity.

As of December 31, 2014, the Company’s common stockholders are as follows:

Name of stockholders	Shares of common stock	Percentage of Ownership
Hyunmin Bae	2,846,250	71%
Hyungsuk Yoon	846,225	21%
Jinho Park	307,500	8%
	3,999,975	100%

2.	Summary of significant accounting policies

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all the year presented, unless otherwise stated.

2.1 Basis for preparation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to allowances for doubtful accounts, valuation of long-lived assets, including property and equipment and identified intangible assets, valuation of deferred taxes and contingencies. The Company bases its estimates of the carrying value of certain assets and liabilities on historical experience and on various other assumption that are believed to be reasonable under the circumstances, when these carrying values are not readily available from other sources. Actual results could differ from these estimates.

Terasquare Co., Ltd.
Notes to the financial statements
December 31, 2014

2.2 Revenue recognition

Revenue from sales of optical drivers and receivers, multi-chip modules (MCMs), ASICs and other products is recognized when persuasive evidence of a sales arrangement exists, transfer of title occurs, the sales price is fixed or determinable and collection of the resulting receivable is reasonably assured. Revenue for product shipments is recognized upon delivery of the product to the customer. Provisions are made for sales returns and warranties at the time revenue is recorded.

2.3 Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, demand deposits, and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. The Company considers investments with maturities of three months or less on acquisition date to be cash and cash equivalents.

2.4 Restricted cash

Restricted cash as of December 31, 2014 was KRW 311,803 thousand which is primarily subject to withdrawal restrictions to government-sponsored research and development projects and other activities.

2.5 Financial instruments

Financial instruments, such as time deposits and restricted bank deposits, which are traded by financial institutions and are held for short-term cash management purposes or which will mature within one year, are accounted for as short-term financial instruments. Financial instruments other than cash equivalents and short-term financial instruments are recorded as long-term financial instruments.

2.6 Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts in consideration of estimated total losses that may arise from the non-collection of its receivables. The estimate of losses, if any, is based on a review of the aging and current status of the outstanding receivables.

2.7 Property and equipment, net

Property and equipment are recorded at cost and depreciation using the declining balance method over their estimated useful lives, 5 years. Repairs and maintenance costs are charged to expenses as incurred.

Terasquare Co., Ltd.
Notes to the financial statements
December 31, 2014

2.8 Long-lived assets and intangible assets

Long-lived assets include equipment, furniture and fixtures and intangible assets. When events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company tests for recoverability by comparing the estimate of undiscounted cash flows to be generated by the assets against the assets’ carrying amount. If the carrying value exceeds the estimated future cash flows, the assets are considered to be impaired. The amount of impairment equals the difference between the carrying amount of the assets and their fair value. Factors the Company considers important that could trigger an impairment review include continued operating losses, significant negative industry trends, significant underutilization of the assets and significant changes in how it plans to use the assets.

Intangible assets are amortized on a straight-line basis over their estimated economic lives.

2.9 Research and development expense

Research and development expenses are expensed as incurred. Research and development expense consists primarily of salaries and related expenses for research and development personnel, consulting and engineering design, non-capitalized tools and equipment, engineering related semiconductor masks, depreciation for equipment, engineering expenses paid to outside technology development suppliers.

2.10 Defined contribution plan

The Company introduced a contribution pension plan, where the Company pays fixed contributions to each employee, who selected the plan, every year. The Company has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due.

2.11 Foreign currency

Transactions involving foreign currencies are recorded in the Company’s accounts at the exchange rates prevailing at the time the transactions are made. Monetary assets and liabilities denominated in foreign currencies are translated into Korean won at the appropriate exchange rates on the balance sheet dates. The resulting unrealized foreign currency translation gains (losses) are credited (charged) to current operations.

2.12 Current and deferred tax

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Terasquare Co., Ltd.
Notes to the financial statements
December 31, 2014

The Company must assess the likelihood that the Company’s deferred tax assets will be recovered from future taxable income, and to the extent the Company believes that recovery is not likely, the Company establishes a valuation allowance. Management judgment is required in determining the Company’s provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against the net deferred tax assets. The Company recorded a full valuation allowance as of December 31, 2014, and 2013. Based on the available evidence, the Company believes it is more likely than not that it will not be able to utilize its deferred tax assets in the future. The Company intends to maintain valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances. The Company makes estimates and judgments about its future taxable income that are based on assumptions that are consistent with its plans. Should the actual amounts differ from the Company’s estimates, the carrying value of the Company’s deferred tax assets could be materially impacted.

The Company recognizes in the financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company does not believe there are any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date.

2.13 Government grants

Government grants are recognized where there is reasonable assurance that the grant will be received and all attached conditions will be complied with. When the grant relates to an expense item, it is recognised as income on a systematic basis over the periods that the related costs, for which it is intended to compensate, are expensed. When the grant relates to an asset, it is recognised as income in equal amounts over the expected useful life of the related asset.

When the Company receives grants of non-monetary assets, the asset and the grant are recorded at nominal amounts and released to profit or loss over the expected useful life in a pattern of consumption of the benefit of the underlying asset by equal annual instalments.

Terasquare Co., Ltd.
Notes to the financial statements
December 31, 2014

3.	Cash and cash equivalents

Details of cash and cash equivalents as of December 31, 2014 and 2013 are as follows:

(In thousands of Korean Won)	2014	2013
Bank deposits	153,553	321,451
Restricted bank deposits	311,803	74,130
	465,356	395,581

Restricted cash as of December 31, 2014 was KRW 311,803 thousand which is primarily subject to withdrawal restrictions to government-sponsored research and development projects and other activities.

4.	Short-term financial instruments

Details of Short-term financial instruments as of December 31, 2014 and 2013 are as:

(In thousands of Korean Won)	2014	2013
Bank deposits	156,480	551,809
	156,480	551,809

5.	Property and equipment, net

Property and equipment, net as of December 31, 2014 and 2013  consisted of following:

(In thousands of Korean Won)	2014	2013
Vehicles	33,150	33,150
Equipment	104,594	98,099
Facilities	63,440	63,440
	201,184	194,689
Accumulated depreciation	(158,972)	(126,408)
Property and equipment, net	42,212	68,281

Depreciation expense related to property and equipment was KRW 32,564 thousand and KRW 50,866 thousand for the years then ended December 31, 2014 and 2013, respectively.

Terasquare Co., Ltd.
Notes to the financial statements
December 31, 2014

6.	Other non-current assets

Details of other non-current assets as of December 31, 2014 and 2013 are as:

(In thousands of Korean Won)	2014	2013
Leasehold deposits	144,749	144,749
Other guarantee deposits	130	130
	144,879	144,879

7.	Redeemable convertible preferred stock

The Company’s Series A preferred stock and Series B, B-1 preferred stocks are redeemable preferred stock that is convertible into a common stock.  As of December 31, 2014 and 2013, redeemable convertible preferred stocks are as follows:

(In thousands of Korean Won)	2014	2013
Redeemable convertible preferred stock	5,483,662	4,493,829
	5,483,662	4,493,829

The details of redeemable convertible preferred stock are as follows:

	Series A	Series B	Series B-1
Par value	100 per share	100 per share	100 per share
Issue price	875 per share	3,467 per share	161 per share
Date of issue	December 16, 2010	December 5, 2012	July 17, 2014
Issued stocks	1,714,125 shares	865,350 shares	6,211,180 shares
Conversion ratio	One common stock per preferred stock	One common stock per preferred stock	One common stock per preferred stock
Voting right	Same as common stock	Same as common stock	Same as common stock
Dividend rate	One percent	One percent	One percent
Redemption amount	Issuing price per share plus 15% (compound interest) per annum	Issuing price per share plus 15% (compound interest) per annum	Issuing price per share plus 15% (compound interest) per annum
Exercise period	Within 10 years from the date of issue	Within 10 years from the date of issue	Within 10 years from the date of issue

Terasquare Co., Ltd.
Notes to the financial statements
December 31, 2014

8.	Capital stock

The Company’s common stock as of December 31, 2014 and 2013 are as follows:

	2014	2013
Authorized stocks	10,000,000 shares	10,000,000 shares
Par value (Per value)	100	100
Issued stocks	3,999,975 shares	3,999,975 shares
Common stock	399,997,500	399,997,500

9.	Statements of appropriations of accumulated deficit

	2014	2013
Unappropriated accumulated deficit before Appropriations
Unappropriated accumulated deficit carried forward from the prior year	(3,854,468,867)	(1,594,466,824)
Net loss	(1,800,201,902)	(2,260,002,043)
	(5,654,670,769)	(3,854,468,867)
Appropriations	-	-
Unappropriated accumulated deficit carried over to the subsequent year	(5,654,670,769)	(3,854,468,867)

10.	Research and development expenses

Research and development expenses for the years ended December 31, 2014 and 2013 are as follows:

(In thousands of Korean Won)	2014	2013
Salaries	409,557	292,140
Bonuses	36,137	41,519
Others	232,663	1,071,719
	678,357	1,405,378

Terasquare Co., Ltd.
Notes to the financial statements
December 31, 2014

11.	Selling, general and administrative expenses

Selling, general and administrative expenses for the years ended December 31, 2014 and 2013 are as follows:

(In thousands of Korean Won)	2014	2013
Salaries	186,359	217,278
Bonuses	20,398	41,025
Retirement benefits	44,054	52,078
Employee benefits	85,306	84,863
Travel	107,441	78,720
Meals & Entertainment	97,439	99,793
Communication	5,327	7,074
Utilities	-	36
Tax and dues	23,413	19,458
Depreciation	32,564	50,866
Rent	39,550	26,009
Repairs	-	800
Insurance	26,236	18,577
Vehicle maintenance	16,597	12,336
Transportation	1,868	830
Education	417	935
Printing	1,020	1,969
Office supplies	2,150	2,218
Supplies	233,705	48,885
Service fees	268,638	108,072
Advertising	2,200	2,200
Outsourcing	75,118	77,539
	1,269,800	951,561

12.	Approval of financial statements

Financial statements as of and for the year ended December 31, 2014, was approved by the Board of Directors on March 13, 2015.

Terasquare Co., Ltd.
Notes to the financial statements
December 31, 2014

13.	Subsequent events

Change of major stockholder

On September 30, 2015, GigOptix, Inc. completed its acquisition of all of the outstanding common shares and redeemable convertible preferred shares of the Company from the four former stockholders of the Company.

Convertible bond

As of June 19, 2015, the Company issued convertible bond (KRW 500 million).

Borrowing from related party

The Company had borrowed from director and major stockholders, amounting to KRW 244 million for the years then ended.